EXHIBIT h.13

                                    FORM OF
                               SERVICE AGREEMENT

                                     FORM OF
                                SERVICE AGREEMENT


              THIS AGREEMENT made as of the __ day of ________, 1999 by and among AETNA SERIES FUND, INC. ("Fund"), MBIA INSURANCE CORPORATION ("MBIA") and MELLON BANK, N.A. ("Mellon").
              WHEREAS, the Fund intends to establish a separate series of the Fund, Aetna Principal Protection Fund I ("Series"), with an obligation by the Series to repay the amount initially invested by each shareholder in the Series on a date certain ("Repayment Obligation"); and
              WHEREAS, the Fund, on behalf of the Series, has entered into a Financial Guaranty Agreement with MBIA (the "Financial Guaranty Agreement") whereby MBIA will issue a policy to support the Series' Repayment Obligations ("Policy"); and
              WHEREAS, in connection therewith, the Fund intends to open custody accounts with Mellon under the terms of the Custodian Agreement (the "Custodial Services Agreement") between the Fund and Mellon dated as of September 1, 1992, as amended, on behalf of the Series, to hold the Series' portfolio investments; and
              WHEREAS, under the terms of the Financial Guaranty Agreement, in consideration of MBIA's issuing the Policy, the Series has agreed to a particular investment strategy and to provide an arrangement whereby trades executed for the Series will be monitored for conformity with certain guidelines; and
              WHEREAS, the Fund and MBIA wish for Mellon to provide investment monitoring and trade execution services in respect of the Series, and Mellon is willing to perform such services upon the following terms and conditions.

       NOW THEREFORE, in consideration of the premises and other good and valuable consideration the parties hereto agree to the following:
       1.     Construction.
              -------------
              Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or". The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule, exhibit and attachment references are to this Agreement unless otherwise specified.
       2.     Monitoring Services.
              --------------------
              The Fund, on behalf of the Series, will open with Mellon a custody account designated "Series" (such designated custody account hereinafter referred to as "Series Account"). The Series Account will contain the appropriate designation in its title and will be operated subject to the terms of the Custodial Services Agreement between Mellon and the Fund. Mellon will monitor the assets delivered to the Series Account for conformity with the guidelines set forth in Schedule A attached hereto entitled Conforming Assets Guidelines (the "Guidelines"). For purposes of this Agreement, Mellon will only be responsible for performing conforming assets tests on assets that are settled through the Series Account. In order to carry out the conforming assets tests, Mellon will rely on the trade information received from the Series and from broker confirmations tendered by brokers to Mellon through The Depository Trust Company's Institutional Delivery Confirmation System ("DTC ID"). Such trade information must be complete, properly formatted and provided to Mellon in a timely manner. No broker confirmation provided through DTC ID shall be deemed valid by Mellon unless it includes the properly formatted account number for the Series Account, enabling Mellon to process the DTC ID confirmation in the normal course of business through its custody systems platform. Mellon shall perform the conforming asset test with respect to each asset added to the Series Account promptly after receipt of the related trade information and in any event within one business day of such receipt. If by applying the conforming assets test to the Series Account an instance of noncompliance with the Guidelines is noted, Mellon will notify MBIA and the Series promptly of such noncompliance in writing via facsimile transmission. Once Mellon has notified the Series and MBIA as to the existence of noncompliance, Mellon shall have no further obligation or duty to the Series and MBIA to monitor the trade, or to report its cure.
       3. Notification of Event of Default/Trade Execution/Cure Notice/Obligation to Reject Trades.
-------------------------------------------------------------------
              If MBIA notifies Mellon, by giving a written notice to Mellon, with a copy to the Series, substantially in the format of Exhibit 1 hereto, that an Event of Default under the Financial Guaranty Agreement has occurred and remains uncured ("Event of Default Notice"), Mellon will promptly confirm receipt of such notice via phone contact and facsimile to the Series.
              After or concurrently with Mellon's receipt of an Event of Default Notice and until the end of the related DK Period (as defined below), MBIA shall be entitled to deliver to Mellon (with a copy to the Series) trade instructions in the format of Attachment 1 to Exhibit 1 (for manual trade instructions) or in the format of Attachment 2 to Exhibit 1 (for electronic instructions) with respect to the Series Account. Each and every set of trade instructions delivered by MBIA to Mellon shall be accompanied by a newly executed Event of Default Notice.

MBIA shall deliver to Mellon, with a copy to the Fund, a written notice of the cure of such default, substantially in the format of Exhibit 2 hereto, promptly upon the occurrence of such cure (the "Cure Notice").
              From 12:01 a.m. eastern time on the Business Day (defined as a day upon which the New York Stock Exchange is open for trading and is not a Saturday or Sunday, and is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or regulation to close) immediately following the day upon which Mellon receives an Event of Default Notice from MBIA until 12:01 a.m. eastern time on the Business Day immediately following the day upon which Mellon receives a Cure Notice from MBIA (a "DK Period"), Mellon shall reject and not act upon any trade instructions (for settlement of securities) issued directly by the Series (or its investment adviser) for the Series Account when the account number is specified in the Event of Default Notice. With respect to the Series Account, Mellon shall, upon the termination of a DK Period, revert to its normal method of accepting trade instructions from the Fund (or its investment adviser) as governed by the Custodial Services Agreement.
              From the time Mellon receives an Event of Default Notice through the end of the related DK Period, Mellon is irrevocably authorized and instructed (i) to act upon any and all trade instructions delivered by MBIA provided such trade instructions are accompanied by a newly executed Event of Default Notice and (ii) to execute the transactions set forth in such instructions through a broker or dealer selected by Mellon for the Series Account. Mellon will promptly notify the Series, with a copy to MBIA, of trades executed as a result of instructions received from MBIA. Such notification will be made via transmission of a trade execution file, to the extent possible (substantially in the format of Exhibit 5), by close of business on the date such trades are executed.

       4.     Delivery of Documents.
              ----------------------
              The Series and MBIA will promptly furnish to Mellon such copies, properly certified or authenticated, of documents and other related information that Mellon may reasonably request or require to properly discharge its duties herein.
       5.     Fees and Expenses.
              ------------------
              (a) As compensation for the services rendered to the Fund and MBIA pursuant to this Agreement, the Series shall pay Mellon monthly fees determined as set forth in Schedule B hereto. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. The Fund and Mellon may agree, from time to time, to a change to the fees set forth in Schedule B. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.
              (b) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by the Fund or by Mellon. If Mellon elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.
              (c) All fees, out-of-pocket expenses, or additional charges of Mellon shall be billed on a monthly basis and shall be due and payable by the Series upon receipt of the invoice.
              (d) Mellon will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid thirty (30) days after receipt of such statement shall bear interest in finance charges equivalent to Mellon's Prime Rate as announced from time to time plus two (2) percent per annum and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Series to Mellon.
              (e) In the event that the Series is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Series), this Agreement may be terminated upon sixty (60) days' written notice to the Fund and MBIA by Mellon with a copy to MBIA. The Series must notify Mellon in writing of any contested amounts, with a copy to MBIA, within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated. MBIA reserves the right to pay the delinquent amounts thereby eliminating Mellon's right to terminate the Agreement under this subsection.
       6.     Limitation of Liability and Indemnification.
              --------------------------------------------
              (a) In undertaking the performance of its obligations hereunder, Mellon shall not be liable for any loss, damage or expense suffered by the Fund, the Series or MBIA in connection with the matters to which this Agreement relates except for general damages solely caused by or resulting from willful misfeasance, bad faith or negligence on the part of Mellon, its officers, employees or agents, in the performance of its or their duties under this Agreement. "General damages" means only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Fund, the Series or MBIA. In no event shall Mellon be liable for any indirect, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the likelihood of such losses or damages and regardless of the form of action through which any such losses or damages may be claimed.

              (b) Mellon shall not be responsible for, and the Series shall indemnify and hold Mellon, its officers, employees and agents (collectively "Mellon and its agents") harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by Mellon or its agents, in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:
                    (i) any and all actions of Mellon and its agents required to be taken pursuant to this Agreement;
                    (ii) the reliance on or use by Mellon and/or its agents of information, records, or documents which are received by Mellon and/or its agents and furnished to it or them by or on behalf of the Fund, the Series or MBIA in accordance with this Agreement, and which have been prepared or maintained by the Fund, the Series or MBIA or any third party on behalf of either the Fund, the Series or MBIA;
                    (iii) The Fund's or MBIA's refusal or failure to comply with the terms of this Agreement or any agreement between the Series Fund and MBIA relating to the matters herein, or the Fund's or MBIA's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;
                    (iv) any delays, inaccuracies, errors in or omissions from information or data provided to Mellon or its agents by MBIA or the Series Fund or provided to Mellon or its agents by data or corporate action services or vendors;
                    (v) the offer or sale of shares by the Series or MBIA in
              violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Series or MBIA, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Series or MBIA prior to the effective date of this Agreement;
                    (vi) all actions, omissions, or errors caused by third
              parties to whom Mellon, its agents, the Fund on behalf of the Series, or MBIA has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund or MBIA; and
                    (vii) Mellon and its agents acting upon electronic or
              written trade instructions given by MBIA pursuant to Section 3; provided that, in no event shall Mellon or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its or their duties hereunder.
              (c) MBIA shall indemnify and hold Mellon, and its agents harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by Mellon and its agents insofar as such losses, damages or costs arise out of, or are based upon, wrongful exercise by MBIA of its rights under the Financial Guaranty Agreement to give instructions to Mellon pursuant to Section 3 hereof; provided that, in no event shall Mellon or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its duties hereunder.
              (d) In performing its services hereunder, Mellon and its agents shall be entitled to rely only on written instructions (oral instructions are not permitted), notices or other communications, including electronic transmissions, bearing or purporting to bear the manual or facsimile signature of any person from the Fund or MBIA (an "Authorized Person") named, and in the capacity identified, in lists (naming those persons who may authorize the transactions in

Sections 2 and 3) which are attached hereto as Exhibit 3 (for the Fund) and
Exhibit 4 (for MBIA). Any changes to such lists will be furnished to Mellon from time to time in writing and given in the manner set forth in Section 13 hereof and will be signed by an officer of either the Fund or MBIA, as appropriate, who shall provide Mellon with evidence of his or her authority to make such changes. Each of the Fund, in Exhibit 3, and MBIA, in Exhibit 4, will provide Mellon with authenticated specimen signatures of each Authorized Person, and each of the Fund and MBIA shall indemnify Mellon and its agents for any loss or expense caused by reliance upon such authenticated specimen signatures which Mellon and its agents acting in good faith believe to be genuine, valid and authorized, and shall be indemnified by each of the Fund, the Series Fund and MBIA as appropriate for any loss or expense caused by such reliance. In addition, in performing its services hereunder, Mellon and its agents also shall be entitled to consult with and rely on the advice and opinions of legal counsel retained by Mellon or the Fund or MBIA, as necessary or appropriate, including Mellon's in-house counsel, and Mellon shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.
              (e) In the event that Mellon or its agents shall receive instructions, claims or demands from the Fund or MBIA which, in Mellon's opinion, conflict with any of the provisions of this Agreement, Mellon shall notify the Fund or MBIA, as the case may be, of such conflict and shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all assets in the Series Account until it shall receive instructions, claims or demands from such party which, in Mellon's opinion, conform to the provisions of this Agreement.
              (f) The duties and responsibilities of Mellon hereunder shall be determined solely by the express provisions of this Agreement, except that the settlement and safekeeping of assets in the Series Account shall be governed by the terms of the Custodial Services Agreement between

Mellon and the Fund. Should there be any conflict between the terms of the Custodial Services Agreement and the terms of this Agreement regarding the services set forth in Sections 2 and 3 of this Agreement, the terms of this Agreement shall govern.
              (g) Mellon shall have no responsibility to make recommendations with respect to the purchase, retention or sale of assets relating to the Series Account or to maintain any insurance on assets in the Series Account for the benefit of MBIA or the Series.
              (h) Mellon shall be entitled to perform the monitoring service set forth in Section 2 hereof with affiliates of Mellon. If the monitoring service set forth in Section 2 hereof cannot be performed by a Mellon affiliate for any reason, then the monitoring services may be performed by an agent selected by Mellon.
              (i) Mellon shall have no responsibility for any act or omission, or for the solvency or insolvency, or notice to Mellon or any of its affiliates or agents of the solvency or insolvency, of any broker (other than a Mellon affiliate selected by Mellon pursuant to Section 3 hereof to execute the trade instructions provided by MBIA).
       7.     Term.
              -----
              This Agreement shall become effective on the date first herein above written and may be modified or amended from time to time by mutual agreement among the parties hereto. This Agreement shall continue in effect unless terminated by any party hereto on 90 days' prior written notice to the other parties. Upon termination of this Agreement, the Series shall pay to Mellon such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

       8.     Representations.
              ----------------
              (a) The Fund, on behalf of the Series, represents and warrants that the Fund has directed the Series' investment adviser to comply with the Guidelines and purchase for such accounts only assets conforming to the Guidelines.
              (b) Each of the parties hereto represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which it is a party or which is otherwise known to it; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which it has obtained; and (v) the execution and delivery of this Agreement by it will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to it.
       9.     Notices.
              --------
              Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile or other electronic system acceptable to Mellon, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the others):

If to the Fund or the Series:

                                    Aetna Series Fund, Inc./Series
                                    10 State House Square
                                    Hartford, CT  06103-3602

                                    Attention: Counsel
                                    Phone: (860) 275-2032
                                    Fax:   (860) 275-2158


                           If to MBIA:





                                    Attention:
                                    Phone:
                                    Fax:


                           If to Mellon:






                                    Attention:
                                    Phone:
                                    Fax:

       10.    Waiver.
              -------
              The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

       11.    Amendments.
              -----------
              This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the parties.
       12.    Severability.
              -------------
              If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.
       13.    Governing Law.
              --------------
              This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and Mellon hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and Mellon hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.
       14.    Benefit of the Parties.
              -----------------------
              This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

       15.    Counterparts.
              -------------
              This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.



                                   AETNA SERIES FUND, INC.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________



                                   MBIA INSURANCE CORPORATION

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________



                                   MELLON BANK, N.A.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   SCHEDULE A

                          CONFORMING ASSETS GUIDELINES
                          ----------------------------

Equity Asset Test
-----------------

[bullet] Equity securities of any company included in the S&P 500 Index, as published by FactSet Data Systems, Inc.
[bullet] Forward contracts on the S&P 500 Index, as traded on the Chicago
         Mercantile Exchange


Fixed Income Assets Test
------------------------

[bullet] U.S. Treasury or Agency Zeroes maturing on, or within 90 days preceding, the Maturity Date
[bullet] Non-callable corporate debt securities maturing within 3 years
         (preceding or following) of the Maturity Date and having a rating of at least AA- by S&P or Aa3 by Moody's
[bullet] If both Moody's and S&P have issued a rating thereon, such rating shall be no less than Aa3/AA-
[bullet] U.S. Treasury Futures


Cash and Cash Equivalents
-------------------------

[bullet] Cash and
[bullet] the following short-term securities with remaining maturities of 180 days or less:
         [bullet] (1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, excluding U.S. Treasury and Agency Zeroes
         [bullet] (2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof; provided that at the time of investment therein the commercial paper or other short-term unsecured debt obligations thereof shall be rated at least A-1 by S&P or P-1 by Moody's
         [bullet] (3) bankers acceptances issued by any depository institution or trust company referred to in clause (2) above and [bullet] (4) commercial paper having at the time of the investment therein a rating of at least A-1 by S&P or P-1 by Moody's

                                   SCHEDULE B

                               FEES AND EXPENSES
                               -----------------

For the services rendered under this Agreement, the Fund shall pay to Mellon:

ASSUMPTIONS:
[bullet] Fund will consist of the following fund types:

[bullet] Combined Account Structure - Per Fund
         - Equity Component = 450 Securities in the S&P 500
         - Fixed Income Component = 15 Securities

[bullet] Fund of Funds Structure
         - Equity Account = 450 Securities in the S&P 500
         - Multiple Fixed Income Accounts = 15 Securities Per Account

[bullet] Equity transactions per fund type will not exceed 2,000 per year.
         Should transactions exceed 2,000 transactions in a given fund, Mellon may re-negotiate the fees for this service.

[bullet] Fixed income transactions per fund will not exceed 20 per year per account. Should transactions exceed 20 per account, Mellon may re-negotiate the fees for this service.

ACCOUNT FEE STRUCTURE PER ANNUM:
Combined Account Structure                                             $30,000

Fund of Funds Structure
         - Equity Component & First Three Fixed Income Components      $30,000
         - Fixed Income Component (after first three funds)             $2,000

OTHER:
Fees will be computed, billed and payable on a monthly basis in advance.

The Fund shall pay any broker/dealer fees and expenses and any fees of Mellon associated with the execution of any trade instruction.

Out-of-pocket expenses will be billed and payable monthly.

These fees will be effective for three years commencing with the date of the Agreement. Mellon reserves the right to re-negotiate its compensation if the nature of the account(s) change significantly. If non-standard or special services are requested, Mellon may negotiate additional compensation accordingly.

                                    EXHIBIT 1

                             EVENT OF DEFAULT NOTICE
[Date]

[Addressee - Mellon]

                  Re:      Event of Default
                           ----------------


Pursuant to Section 3 of the Service Agreement (the "Agreement") dated ______________ among Aetna Series Fund, Inc. ("Fund"), Mellon Bank, N.A. ("Mellon") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default, as defined in Section 4.1 (__) relating to a default under [Section 3.___ of](1) the Financial Guaranty Agreement dated _________ among the Fund and MBIA, has occurred and [remains uncured. Please reject and do not act upon any trade instructions for the settlement of securities issued directly by the Series Fund (or its investment adviser) for the Aetna Principal Protection Fund I Account # _______.] or [was cured on the date hereof, as indicated in a Cure Notice dated the date hereof](2) Please have the following trades listed on the attached trade instructions executed in respect of Aetna Principal Protection Fund I.

MBIA Insurance Corporation


-----------------------------------------------
By:
Title:

copy:    Aetna Series Fund, Inc.
         10 State House Square
         Hartford, CT  06103-3602

Attn:    Counsel
Fax:     (860) 275-2158




_____________________
(1) Strike language in brackets and initial if Section 4.1(d) or (d) Event of Default has occurred.
(2) Strike inappropriate language in brackets and initial.

                                                     EXHIBIT 1 - ATTACHMENT 1
                                                     MANUAL TRADE INSTRUCTIONS

From:  Capital Markets Assurance Corporation

PORTFOLIO ACCOUNT           BUY OR SELL                SECURITY NAME              TICKET/CUSIP               QUANTITY

1.  _________________       ____________________       ____________________       ____________________       ____________________

2.  _________________       ____________________       ____________________       ____________________       ____________________

3.  _________________       ____________________       ____________________       ____________________       ____________________

4.  _________________       ____________________       ____________________       ____________________       ____________________

5.  _________________       ____________________       ____________________       ____________________       ____________________

6.  _________________       ____________________       ____________________       ____________________       ____________________

7.  _________________       ____________________       ____________________       ____________________       ____________________

8.  _________________       ____________________       ____________________       ____________________       ____________________


Note:  CUSIP Number is only required for U.S. Treasury Strip securities.

copy:   Aetna Series Fund, Inc.
        10 State House Square
        Hartford, CT  06103-3602

Attn:   Counsel
Fax:    860-275-2158

                                    EXHIBIT 2

                                   CURE NOTICE


[Date]


Aetna Series Fund, Inc.
10 State House Square
Hartford, CT  06103-3602

Attn:    Counsel
FAX:     (860) 275-2158

                  Re:    Event of Default
                         ----------------

Pursuant to Section 3 of the Service Agreement (the "Agreement") dated ___________ among Aetna Series Fund, Inc. ("Fund"), Mellon Bank, N.A. ("Mellon") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default identified in our written notice to Mellon dated _______________________, as defined in Section 4.1 (_) relating to a default under [Section 3.__ of](1) the Financial Guaranty Agreement dated ______________ among the Fund and MBIA has been cured. Please revert to your normal method of accepting trade instructions from the Aetna Principal Protection Fund I (or its investment adviser) for Aetna Principal Protection Fund I (as defined in the Agreement).


MBIA Insurance Corporation


-------------------------------------------------
By:
Title:



copy:      Mellon Bank, N.A.




_____________________
(1) Strike language in brackets and initial if Section 4.1(d) or (e) Event of Default has occurred.

                                                    EXHIBIT 3

                                  AUTHORIZED PERSONS - AETNA SERIES FUND, INC.

The following Aetna Series Fund, Inc. personnel are authorized to instruct Mellon as it relates to Aetna
Principal Protection Fund I:


--------------------------------------------------- ------------------------------------- ------------------------------
John Kim, Director*                                 Phone:  860-275-4759                  Fax:  860-275-3608


--------------------------------------------------- ------------------------------------- ------------------------------
Michael J. Sheridan, Vice President                 Phone:  860-275-3896                  Fax:  860-275-4796
Securities Operations &
Assistant Treasurer**


--------------------------------------------------- ------------------------------------- ------------------------------
Anne G. Ozimek, Manager                             Phone:  860-275-2107                  Fax:  860-275-2791
Treasury Operations**


--------------------------------------------------- ------------------------------------- ------------------------------
Margaret Karasinski, Manager                        Phone:  860-275-2225                  Fax:  860-275-2446
Equity Security Operations**


--------------------------------------------------- ------------------------------------- ------------------------------
Stephanie A. DeSisto, Vice President, Treasurer     Phone:  860-275-3413                  Fax:  860-275-2084
and Chief Financial Officer (Principal Financial
and Accounting Officer)*


--------------------------------------------------- ------------------------------------- ------------------------------
J. Scott Fox, President                             Phone:  860-275-3055                  Fax:  860-275-3394
(Principal Executive Officer)*


--------------------------------------------------- ------------------------------------- ------------------------------
Allan R. Shaer, Jr., Assistant Treasurer*           Phone:  860-275-4166                  Fax:  860-275-4184


*  Reflects position with the Fund.

** Reflects position with the Fund's investment adviser, Aeltus Investment
   Management, Inc.

                                                    EXHIBIT 4

                       AUTHORIZED PERSONS AND SIGNATURE SAMPLES - MBIA INSURANCE CORPORATION

The following MBIA Insurance Corporation personnel are authorized to instruct Mellon as it relates to Aetna Principal
Protection Fund I:



---------------------------------------- --------------------------------------- -------------------------------------
                                         TELEPHONE:                              FACSIMILE:



---------------------------------------- --------------------------------------- -------------------------------------
                                         TELEPHONE:                              FACSIMILE:



---------------------------------------- --------------------------------------- -------------------------------------
                                         TELEPHONE:                              FACSIMILE:



---------------------------------------- --------------------------------------- -------------------------------------
                                         TELEPHONE:                              FACSIMILE:

                                                    EXHIBIT 5

                                        TRADE EXECUTION NOTIFICATION FILE


Aetna Principal Protection Fund I must have a header (Record Type 1), the trade execution detail for purchases and sales (Record Type 2), hash totals (Record Type 3) one each for purchase and sales.

FLAT FILE FORMAT FOR TRADE PARSE

HEADER (RECORD TYPE 1)
FIELD                           POSITION                LENGTH                COMMENTS
------------------------------- ----------------------- --------------------- ----------------------------------------
Record Type                     1                       1                     "1"
Filler                          2                       1                     space
Account                         3                       30                    Aeltus Portfolio
Trade Date                      33                      8                     mm/dd/yy
Filler                          41                      1                     space
Settlement Date                 42                      8                     mm/dd/yy
Filler                          50                      1                     space
Broker Number                   51                      6                     Assigned by Aeltus Operations

DETAIL (RECORD TYPE 2)
FIELD                           POSITION                LENGTH                COMMENTS
------------------------------- ----------------------- --------------------- ----------------------------------------
Record Type                     1                       1                     "2"
Filler                          2                       1                     space
CUSIP                           3                       9
Filler                          12                      1                     space
Ticker                          13                      6
Filler                          19                      1                     space
Buy/Sell                        20                      1                     "B" or "S"
Filler                          21                      1                     space
Shares                          22                      7                     no commas, no decimals
Filler                          29                      1                     space
Price                           30                      11                    six decimals, no commas
Filler                          41                      1                     space
Commission                      42                      7                     four decimals
Filler                          49                      1                     space
Security Name                   50                      30

                                               EXHIBIT 5 (CONT'D.)

TOTALS (RECORD TYPE 3)
FIELD                           POSITION                   LENGTH                  COMMENTS
------------------------------- -------------------------- ----------------------- -----------------------------------
Record Type                     1                          1                       "3"
filler                          2                          1                       space
Buy/Sell                        3                          1                       "B" or "S"
filler                          4                          1                       space
# of trades                     5                          4                       no comma
filler                          9                          1                       space
# of shares                     13                         8                       no commas, no decimals
filler                          21                         1                       space
Gross cost/proceeds             22                         13                      no commas, two decimals
filler                          35                         1                       space
Commission                      36                         13                      no commas, three decimals
filler                          49                         1                       space
SEC Fee                         50                         9                       no commas, two decimals
filler                          59                         1                       space
Net cost/proceeds               60                         13                      no commas, two decimals



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